Exhibit 99.1

PRESS RELEASE
Investor Contact:                            Media Contact:
John N. Hatsopoulos                             Barry J. Sanders
EuroSite Power Inc.                            EuroSite Power Inc.
+1 781.622.1120                             +1 781.522.6010
john.hatsopoulos@eurositepower.co.uk                     barry.sanders@eurositepower.co.uk

EuroSite Power Announces Offering of
$4.0 Million Senior Unsecured Convertible Notes

WALTHAM, Mass. - June 14, 2013 - EuroSite Power Inc. (OTCQB: EUSP), an On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and leisure centers in the United Kingdom and Europe, today announced that it has received subscriptions for $4,000,000 aggregate principal amount of Senior Unsecured Convertible Notes from certain accredited investors.

The Notes will mature on June 14, 2015 and will accrue interest at the rate of 4% per annum payable in cash on a semi-annual basis. At the holder's option, the Notes may be converted into shares of common stock of EuroSite Power Inc. at an initial conversion rate of 1,000 shares of common stock per $1,000 principal amount of the Notes, subject to adjustment. At the scheduled maturity date, each of the holders will have the following options: i) request payment of their principal amount and accrued interest in cash; ii) extend the term of the Notes for an additional 3 years with an automatic decrease in interest rate to 3% per annum; or iii) exchange the Notes for a new non-convertible note with a 3 year maturity and a 6% per annum interest rate; no accrued interest will be lost on such exchange. The Notes are guaranteed on a subordinated basis by American DG Energy Inc., EuroSite Power's parent.

The proceeds of the offering will be used in connection with the development and installation of current and new energy systems, business development and for general corporate purposes.

These Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

On-Site Utility
EuroSite Power sells the energy produced from an onsite energy system to an individual property as an alternative to the outright sale of energy equipment. On-Site Utility customers only pay for the energy produced by the system and receive a guaranteed discount rate on the price of the energy. All system capital, installation, operating expenses and support are paid by EuroSite Power.

About EuroSite Power
EuroSite Power Limited is a subsidiary of American DG Energy Inc. (NYSE MKT: ADGE). EuroSite Power provides institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by conventional energy suppliers - without any capital or start-up costs to the energy user. EuroSite Power is based in Ealing, West London. More information can be found at www.eurositepower.co.uk.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on EuroSite Power's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by EuroSite Power, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by EuroSite Power on its website or otherwise. EuroSite Power does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.